EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES JUNE CASH DISTRIBUTION

Dallas, Texas, June 20, 2003—Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE—CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.209888 per unit, payable on July 15, 2003, to unitholders of record on June 30, 2003. This distribution includes cash receipts relating to oil sales volumes of approximately 23,600 Bbls, or 790 Bbls per day, which were primarily produced in April. The average oil price was $25.77 per Bbl. Also included in this distribution were cash receipts relating to gas sales of approximately 215,000 Mcf, or 6,900 Mcf per day, which were primarily produced in March. The average price of gas was $6.73 per Mcf.

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:    Nancy G. Willis

Assistant Vice President

Bank of America, N.A.

Toll Free—877/228-5084

www.crosstimberstrust.com